Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated April 28, 2008, for Echo Global Logistics, Inc. and our report dated April 28, 2008, for Mountain Logistics, Inc. in the Registration Statement (Form S-1 No.               ) and related Prospectus of Echo Global Logistics, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Chicago, Illinois
April 30, 2008